UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2023

NorthWestern Corporation
(Exact name of registrant as specified in its charter)

Delaware			1-10499	46-0172280
(State or other jurisdiction of incorporation or organization)			(Commission File Number)	(I.R.S. Employer Identification No.)
3010 W. 69th Street	Sioux Falls	South Dakota		57108
(Address of principal executive offices)				(Zip Code)
Registrant’s telephone number, including area code: 605-978-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	NWE	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Resignation of Officer
On June 1, 2023, Curt Pohl, Vice President — Asset Management and Business Development of NorthWestern Corporation d/b/a NorthWestern Energy (Nasdaq: NWE) (NorthWestern), informed the company that he will retire from his position as of June 16, 2023, after serving on NorthWestern's executive team for 25 years. In a press release dated June 5, 2023, NorthWestern announced Mr. Pohl's retirement and that Bleau LaFave, currently Director – Long-Term Resources, would succeed Mr. Pohl and become Vice President – Asset Management & Business Development effective June 16, 2023.
A copy of the press release issued by NorthWestern concerning these announcements is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description of Document
99.1*	Press Release, dated June 5, 2023

* filed herewith

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthWestern Corporation

By:	/s/ Timothy P. Olson
Timothy P. Olson
Corporate Secretary
Date: June 7, 2023